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                                  EXHIBIT 10.1

                   AMENDMENT NUMBER SIXTEEN TO LOAN AGREEMENT


         THIS AMENDMENT to the Loan Agreement entered into as of October 4, 1993, between ARI NETWORK SERVICES, INC. ("ARI") and WITECH CORPORATION ("WITECH'), as amended (the "Loan Agreement"), is dated December 21, 1999.

                              B A C K G R O U N D:

         This Amendment to the Loan Agreement reflects the mutual understanding and agreement of the parties to amend the Loan Agreement regarding the provision by WITECH of a credit facility to ARI.

         NOW, THEREFORE, the parties agree as follows:

               1. For a period commencing on the date hereof and ending on April 1, 2000, the amount stated in Paragraph 2.2 shall be increased from One Million Dollars ($1,000,000) to One Million Five Hundred Thousand Dollars ($1,500,000). The difference of Five hundred Thousand Dollars ($500,000) plus all interest accruing thereon at the rates stated in the Loan Agreement shall be referred to herein as the "Bridge Loan."

               2. The parties acknowledge that at any time during the term hereof, WITECH may exercise any of the Warrants to purchase ARI Common Stock that have been granted to WITECH by ARI and are outstanding at the time of the exercise. At WITECH's election, the proceeds of such exercise shall be used by ARI to repay any outstanding balance due and owing under the Bridge Loan together with any accrued but unpaid interest thereon. In any event the Bridge Loan shall be repaid by ARI no later than April 1, 2000. In the event that any amount of the Bridge Loan remains outstanding after April 1, 2000, such unpaid amount shall bear interest at a rate per annum equal to the Prime Rate plus 6.0% from the date of such nonpayment until the Bridge Loan is paid in full.

               3. In Exhibit 1.1 to the Loan Agreement, in the definition of "Total Loan Commitment," the reference to "One Million Dollars ($1,000,000)" is deleted and "One Million Five Hundred Thousand Dollars ($1,500,000)" is substituted therefor.

               4. In Exhibit 2.2(a), the reference to "One Million Dollars ($1,000,000)" is deleted and "One Million Five Hundred Thousand Dollars ($1,500,000)" is substituted therefor.

               5. As further consideration for this Agreement, ARI agrees to pay WITECH a closing fee equal to 10% of the Bridge Loan, or Fifty Thousand Dollars ($50,000).

               6. Subject to the amendments described herein, the Loan Agreement, as amended, and associated documents and agreements remain in full force and effect and the Bridge Loan shall be subject to all of the terms and conditions of such documents.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers as of the date first above written.

WITECH CORPORATION                      ARI NETWORK SERVICES, INC.



By:      /s/ Francis Brzezinski         By:      /s/ Brian E. Dearing
   ---------------------------------       -------------------------------------
       Francis Brzezinski, President       Brian E. Dearing, Chairman, President
                                           and Chief Executive Officer



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